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                     [PENTASTAR COMMUNICATIONS, INC. LOGO]


                     PENTASTAR COMMUNICATIONS, INC. SECURES
                           $10 MILLION CREDIT FACILITY
                                      * * *
              NEW CREDIT FACILITY PROVIDES ENHANCED FLEXIBILITY TO
            PURSUE STRATEGIC ACQUISITIONS AND OPERATIONAL INITIATIVES


Denver, Colorado (July 19, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), the largest communications services agent in the country, announced today the closing of a $10 million credit facility from Wells Fargo Bank West, National Association.

Since January 2000, PentaStar has competed six acquisitions, establishing PentaStar as the largest communications services agent in the country. PentaStar has coverage in 22 metropolitan markets and services over 40,000 small to medium-sized business customers.

PentaStar intends to use the $10 million credit facility to fund its strategy of acquiring communications services agents and to support various operational initiatives.

"This facility helps PentaStar build upon the successful execution of our business strategy since our IPO in October 1999. It also provides PentaStar with attractive debt funding as we continue to gain market coverage and support our expanding customer base," said David L. Dunham, Chief Financial Officer.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communication solutions for its business customers. PentaStar's common stock is traded on the Nasdaq SmallCap Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1522 Blake Street, Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com.

This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include those described in PentaStar's Registration Statement on Form SB-2, its Form 10-KSB dated March 30, 2000, its Form 8-K dated March 31, 2000, its Form 8-K dated April 17, 2000, its Form 10Q-SB dated May 15, 2000 and all other Securities and Exchange Commission filings submitted as of this date.

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CONTACT INFORMATION:
         Nancy Shipp
         PentaStar Communications Inc.
         E-mail: nshipp@pentastarcom.com
         Phone:  303-825-4400